UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2013, GulfMark Offshore, Inc. (the “Company”) amended its Multicurrency Facility Agreement, entered into on September 21, 2012, by and among the Company, as guarantor, GulfMark Americas, Inc., an indirect wholly-owned subsidiary of the Company, as borrower (the “Borrow”), the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders (the “Lenders”), The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A., as arrangers, and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder (the “Facility Agreement”).

The amendment to the Facility Agreement adjusted the requirements of the Company’s leverage ratio financial covenant. Under the amendment, the Company agreed to not permit its leverage ratio to exceed (i) 3.0 to 1.0 for any financial quarter ending during any period on or after September 30, 2012 and on or prior to December 31, 2012, (ii) 5.0 to 1.0 for any financial quarter ending during any period on or after March 31, 2013 and on or prior to December 31, 2013, (iii) 4.0 to 1.0 for any financial quarter ending during any period on or after March 31, 2014 and on or prior to June 30, 2014, (iv) 3.5 to 1.0 for any financial quarter ending during any period on or after September 30, 2014 and on or prior to December 31, 2014, (v) 2.75 to 1.0 for any financial quarter ending during any period on or after March 31, 2015 and on or prior to December 31, 2015 and (vi) 2.5 to 1.0 for any financial quarter ending during any period on or after March 31, 2016 and on or prior to the maturity of the Facility Agreement.

The amendment to the Facility Agreement also added a new provision regarding a senior secured leveraged ratio. Under this new provision, the Company may not permit the ratio of its senior debt (as defined in the amendment) to consolidated adjusted EBITDA (as defined in the Facility Agreement) to exceed 1.75 to 1 for any period of four consecutive fiscal quarters occurring on or after March 31, 2013 and on or prior to December 31, 2014.

A copy of the amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this report.

Exhibit No.	Descriptions

10.1	Amendment Agreement dated February 25, 2013, among GulfMark Americas, Inc., as original borrower, and GulfMark Offshore, Inc., as parent and original guarantor and the Royal Bank of Scotland plc, as agent, relating to the U.S. $150.0 million Facility Agreement originally dated September 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2013

GulfMark Offshore, Inc.
(Registrant)

By:	/s/ Quintin V. Kneen

Name:	Quintin V. Kneen
Title:	Executive Vice President & Chief Financial Officer